Exhibit 99.1

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Reports Fourth Quarter and Fiscal Year 2020 Results
Record Bookings, Operating Cash Flow, and Free Cash Flow in Q4 2020

WESTFORD, Mass., February 17, 2021 - Kadant Inc. (NYSE: KAI) reported its financial results for the fourth quarter and fiscal year ended January 2, 2021.

Fourth Quarter Financial Highlights
•Operating cash flow increased 3% to a record $40 million.
•Free cash flow increased 7% to a record $38 million.
•Bookings increased 23% to a record $197 million.
•Revenue decreased 8% to $168 million.
•GAAP diluted EPS increased 84% to $1.40.
•Adjusted diluted EPS increased 17% to $1.54.
•Net income increased 85% to $16 million.
•Adjusted EBITDA was $32 million and represented 19.1% of revenue.

Fiscal Year Financial Highlights
•Operating cash flow was $93 million and free cash flow was $85 million.
•Bookings decreased 6% to $648 million.
•Revenue decreased 10% to $635 million.
•GAAP diluted EPS increased 5% to $4.77.
•Adjusted diluted EPS decreased 7% to $5.00.
•Net income increased 6% to $55 million.
•Adjusted EBITDA decreased 9% to $116 million and represented 18.3% of revenue.

Note: Percent changes above are based on comparison to the prior year period. Free cash flow, adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin, and changes in organic revenue are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“While the past year has been dominated by the global pandemic that impacted communities around the world, I am proud of the pivotal role Kadant has played in helping essential industries continue to operate,” said Jeffrey L. Powell, president and chief executive officer. “Our leadership teams across the globe continue to work tirelessly to safeguard our employees while meeting the needs of our customers. New order activity and revenue continued their upward trajectory in the fourth quarter of 2020 led by robust capital project activity in our Industrial Processing segment and strong demand for our parts and consumables across all our operating segments.

“Overall, the quarter was better than expected with solid execution from our businesses enabling us to deliver strong margins and earnings in the fourth quarter. This led to record cash flow from operations and record free cash flow in the quarter which, combined with our debt repayments, helped reduce our leverage ratio to 1.61. As our end-market conditions improve and the broader macroeconomic outlook becomes increasingly positive, we are well-positioned to capitalize on new opportunities and accelerate revenue growth.”

Kadant Reports Fourth Quarter and Fiscal 2020 Results
February 17, 2021

Fourth Quarter 2020 compared to 2019
Revenue decreased eight percent to $168.4 million compared to $182.7 million in 2019. Organic revenue was down 10 percent, which excludes an acquisition and a two percent increase from the favorable effect of foreign currency translation. Gross margin was 44.1 percent compared to 40.9 percent in 2019.

GAAP diluted earnings per share (EPS) was $1.40 compared to $0.76 in 2019. Adjusted diluted EPS increased 17 percent to $1.54 compared to $1.32 in 2019. Adjusted diluted EPS in 2020 excludes $0.13 of impairment and restructuring costs and $0.01 of acquired backlog amortization. Adjusted diluted EPS in 2019 excludes a $0.55 settlement loss, $0.17 of impairment and restructuring costs, and a $0.16 discrete tax benefit. Net income was $16.2 million compared to $8.7 million in 2019 and adjusted EBITDA was $32.1 million compared to $32.2 million in the prior year quarter. Cash flow from operations increased three percent to a record $40.3 million compared to $39.2 million in 2019.

Bookings increased 23 percent to a record $196.5 million compared to $159.8 million in 2019. Organic bookings increased 20 percent, which excludes an acquisition and a three percent increase from the favorable effect of foreign currency translation.

Fiscal Year 2020 compared to 2019
Revenue decreased 10 percent to $635.0 million compared to $704.6 million in 2019. Organic revenue was down 10 percent, which excludes an acquisition and the unfavorable effect of foreign currency translation. Gross margin was 43.7 percent compared to 41.7 percent in 2019.

GAAP diluted EPS increased five percent to $4.77 compared to $4.54 in 2019. Adjusted diluted EPS decreased seven percent to $5.00 compared to $5.36 in 2019. Adjusted diluted EPS in 2020 excludes $0.19 of impairment and restructuring costs, $0.04 of acquired backlog amortization, $0.03 of acquisition costs, and a $0.03 discrete tax benefit. Adjusted diluted EPS in 2019 excludes a $0.55 settlement loss, $0.32 of acquired profit in inventory and backlog amortization, a $0.29 discrete tax benefit, $0.17 of impairment and restructuring costs, and $0.06 of acquisition costs. Net income was $55.2 million compared to $52.1 million in 2019. Adjusted EBITDA decreased nine percent to $115.9 million compared to $127.1 million in 2019. Cash flow from operations decreased five percent to $92.9 million compared to $97.4 million in 2019.

Bookings decreased six percent to $648.5 million compared to $688.3 million in 2019. Organic bookings were down six percent, which excludes an acquisition and the unfavorable effect of foreign currency translation.

Summary and Outlook
“Our record bookings in the fourth quarter were led by strong capital project activity and solid contributions from our parts and consumables," Mr. Powell continued. "As we start 2021, we expect demand to improve as industrial production continues to strengthen. Our global footprint and the diversity of our product offerings have provided stability as the timing of the market recovery has varied by region and industry. While we have seen a recent strengthening in demand, there is uncertainty in how global markets may respond to the pandemic as the vaccine distribution has proven to be uneven around the world. As a result, we will not be providing guidance at this time.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Thursday, February 18, 2021, at 11:00 a.m. eastern time to discuss its fourth quarter and full-year performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on “Investors.” To listen to the webcast via teleconference, call 888-326-8410 within the U.S., or +1-704-385-4884 outside the U.S. and reference participant passcode 2636925. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. An archive of the webcast presentation will be available on our website until March 19, 2021.

Kadant Reports Fourth Quarter and Fiscal 2020 Results
February 17, 2021

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the fourth quarter and fiscal year results on its website at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation (organic revenue), adjusted operating income, adjusted net income, adjusted diluted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Revenue in the fourth quarter of 2020 included a $3.6 million favorable foreign currency translation effect and $0.7 million from an acquisition. Revenue in 2020 included a $2.2 million unfavorable foreign currency translation effect and $1.6 million from an acquisition. We present increases or decreases in organic revenue, which excludes the effect of acquisitions and foreign currency translation, to provide investors insight into underlying revenue trends.

Our non-GAAP financial measures exclude benefit plan settlement losses, impairment and restructuring costs, acquisition costs, amortization expense related to acquired profit in inventory and backlog, and discrete tax items. Free cash flow excludes capital expenditures from cash flow from operations. These items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs, expenditures or income, or none at all.

Fourth Quarter
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax impairment and restructuring costs of $2.1 million in 2020 and $2.5 million in 2019.
•Pre-tax expense related to acquired backlog amortization of $0.2 million in 2020.

Adjusted net income and adjusted diluted EPS exclude:
•After-tax settlement loss of $6.4 million ($5.9 million pre-tax and tax expense of $0.5 million) in 2019.
•After-tax impairment and restructuring costs of $1.5 million ($2.1 million net of tax of $0.6 million) in 2020 and $1.9 million ($2.5 million net of tax of $0.6 million) in 2019.
•After-tax expense related to acquired backlog amortization of $0.1 million ($0.2 million net of tax of $0.1 million) in 2020.
•A discrete tax benefit of $1.8 million in 2019.

Free cash flow is calculated as cash flow from operations less:
•Capital expenditures of $2.2 million in 2020 and $3.7 million in 2019.

Kadant Reports Fourth Quarter and Fiscal 2020 Results
February 17, 2021

Fiscal Year
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax impairment and restructuring costs of $3.0 million in 2020 and $2.5 million in 2019.
•Pre-tax acquisition costs of $0.5 million in 2020 and $0.8 million in 2019.
•Pre-tax expense related to acquired backlog amortization of $0.5 million in 2020 and $1.3 million in 2019.
•Pre-tax expense related to amortization of acquired profit in inventory of $3.5 million in 2019.

Adjusted net income and adjusted diluted EPS exclude:
•After-tax settlement loss of $6.4 million ($5.9 million pre-tax and tax expense of $0.5 million).
•After-tax impairment and restructuring costs of $2.2 million ($3.0 million net of tax of $0.8 million) in 2020 and $1.9 million ($2.5 million net of tax of $0.6 million) in 2019.
•After-tax acquisition costs of $0.4 million ($0.5 million net of tax of $0.1 million) in 2020 and $0.7 million ($0.8 million net of tax of $0.1 million) in 2019.
•After-tax expense related to acquired backlog amortization of $0.4 million ($0.5 million net of tax of $0.1 million) in 2020 and $1.0 million ($1.3 million net of tax of $0.3 million) in 2019.
•After-tax expense related to amortization of acquired profit in inventory of $2.7 million ($3.5 million net of tax of $0.8 million) in 2019.
•A discrete tax benefit of $0.3 million in 2020 and $3.3 million in 2019.

Free cash flow is calculated as cash flow from operations less:
•Capital expenditures of $7.6 million in 2020 and $10.0 million in 2019.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

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Kadant Reports Fourth Quarter and Fiscal 2020 Results
February 17, 2021

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Twelve Months Ended
Consolidated Statement of Income	Jan. 2, 2021	Dec. 28, 2019	Jan. 2, 2021	Dec. 28, 2019
Revenue	$168,431	$182,659	$635,028	$704,644
Costs and Operating Expenses:
Cost of revenue	94,212	108,032	357,722	410,884
Selling, general, and administrative expenses	47,387	47,642	181,905	192,525
Research and development expenses	2,766	2,904	11,298	10,884
Impairment and restructuring costs (b)	2,053	2,528	2,979	2,528
	146,418	161,106	553,904	616,821
Operating Income	22,013	21,553	81,124	87,823
Interest Income	41	55	181	213
Interest Expense	(1,363)	(2,612)	(7,423)	(12,755)
Other Expense, Net (c)	(100)	(6,063)	(195)	(6,359)
Income Before Provision for Income Taxes	20,591	12,933	73,687	68,922
Provision for Income Taxes	4,210	4,048	17,948	16,358
Net Income	16,381	8,885	55,739	52,564
Net Income Attributable to Noncontrolling Interest	(174)	(136)	(543)	(496)
Net Income Attributable to Kadant	$16,207	$8,749	$55,196	$52,068

Earnings per Share Attributable to Kadant:
Basic	$1.41	$0.77	$4.81	$4.63
Diluted	$1.40	$0.76	$4.77	$4.54

Weighted Average Shares:
Basic	11,513	11,344	11,482	11,235
Diluted	11,608	11,525	11,564	11,457

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	Jan. 2, 2021	Jan. 2, 2021	Dec. 28, 2019	Dec. 28, 2019
Net Income and Diluted EPS Attributable to Kadant, as Reported	$16,207	$1.40	$8,749	$0.76
Adjustments for the Following:
Settlement Loss, Net of Tax (c)	—	—	6,352	0.55
Impairment and Restructuring Costs, Net of Tax (b)	1,543	0.13	1,905	0.17
Amortization of Acquired Backlog, Net of Tax (g)	132	0.01	15	—
Discrete Tax Items (i)	—	—	(1,839)	(0.16)
Adjusted Net Income and Adjusted Diluted EPS (a)	$17,882	$1.54	$15,182	$1.32

	Twelve Months Ended		Twelve Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	Jan. 2, 2021	Jan. 2, 2021	Dec. 28, 2019	Dec. 28, 2019
Net Income and Diluted EPS Attributable to Kadant, as Reported	$55,196	$4.77	$52,068	$4.54
Adjustments for the Following:
Settlement Loss, Net of Tax (c)	—	—	6,352	0.55
Impairment and Restructuring Costs, Net of Tax (b)	2,210	0.19	1,905	0.17
Acquisition Costs, Net of Tax	355	0.03	699	0.06
Amortization of Acquired Profit in Inventory and Backlog, Net of Tax (g,h)	407	0.04	3,702	0.32
Discrete Tax Items (i)	(338)	(0.03)	(3,338)	(0.29)
Adjusted Net Income and Adjusted Diluted EPS (a)	$57,830	$5.00	$61,388	$5.36

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Kadant Reports Fourth Quarter and Fiscal 2020 Results
February 17, 2021

	Three Months Ended			Decrease Excluding Acquisition and FX (a,e)
Revenue by Segment (d)	Jan. 2, 2021	Dec. 28, 2019	Decrease
Flow Control	$60,115	$61,547	$(1,432)	$(2,304)
Industrial Processing	69,109	79,049	(9,940)	(12,283)
Material Handling	39,207	42,063	(2,856)	(3,951)
	$168,431	$182,659	$(14,228)	$(18,538)

Percentage of Parts and Consumables Revenue	67%	60%

	Twelve Months Ended		Decrease	Decrease Excluding Acquisition and FX (a,e)
	Jan. 2, 2021	Dec. 28, 2019
Flow Control	$225,444	$250,339	$(24,895)	$(22,073)
Industrial Processing	261,577	301,948	(40,371)	(41,658)
Material Handling	148,007	152,357	(4,350)	(5,267)
	$635,028	$704,644	$(69,616)	$(68,998)

Percentage of Parts and Consumables Revenue	66%	63%

	Three Months Ended		Increase (Decrease)	Increase (Decrease) Excluding Acquisition and FX (e)
Bookings by Segment (d)	Jan. 2, 2021	Dec. 28, 2019
Flow Control	$61,878	$56,974	$4,904	$4,171
Industrial Processing	94,759	61,874	32,885	29,972
Material Handling	39,898	40,935	(1,037)	(2,196)
	$196,535	$159,783	$36,752	$31,947

Percentage of Parts and Consumables Bookings	61%	70%

	Twelve Months Ended		Decrease	Decrease Excluding Acquisition and FX (e)
	Jan. 2, 2021	Dec. 28, 2019
Flow Control	$228,591	$241,220	$(12,629)	$(9,345)
Industrial Processing	273,644	290,881	(17,237)	(18,818)
Material Handling	146,242	156,184	(9,942)	(11,201)
	$648,477	$688,285	$(39,808)	$(39,364)

Percentage of Parts and Consumables Bookings	65%	64%

	Three Months Ended		Twelve Months Ended
Business Segment Information (d)	Jan. 2, 2021	Dec. 28, 2019	Jan. 2, 2021	Dec. 28, 2019
Gross Margin:
Flow Control	52.5%	50.5%	52.9%	51.4%
Industrial Processing	42.3%	36.2%	41.3%	38.3%
Material Handling	34.3%	35.6%	33.7%	32.5%
	44.1%	40.9%	43.7%	41.7%

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Kadant Reports Fourth Quarter and Fiscal 2020 Results
February 17, 2021

	Three Months Ended		Twelve Months Ended
Business Segment Information (d) (continued)	Jan. 2, 2021	Dec. 28, 2019	Jan. 2, 2021	Dec. 28, 2019
Operating Income:
Flow Control	$14,170	$12,123	$51,530	$55,343
Industrial Processing	10,824	10,769	42,971	49,599
Material Handling	4,034	6,085	14,375	11,600
Corporate	(7,015)	(7,424)	(27,752)	(28,719)
	$22,013	$21,553	$81,124	$87,823

Adjusted Operating Income (a,f):
Flow Control	$14,108	$12,123	$52,189	$55,343
Industrial Processing	12,840	13,297	45,788	52,127
Material Handling	4,310	6,105	14,907	17,315
Corporate	(7,015)	(7,424)	(27,752)	(28,719)
	$24,243	$24,101	$85,132	$96,066

Capital Expenditures:
Flow Control	$1,141	$825	$2,808	$2,639
Industrial Processing	663	1,890	3,123	5,113
Material Handling	372	999	1,539	2,144
Corporate	—	7	125	61
	$2,176	$3,721	$7,595	$9,957

	Three Months Ended		Twelve Months Ended
Cash Flow and Other Data	Jan. 2, 2021	Dec. 28, 2019	Jan. 2, 2021	Dec. 28, 2019
Cash Provided by Operations	$40,283	$39,247	$92,884	$97,413
Less: Capital Expenditures	(2,176)	(3,721)	(7,595)	(9,957)
Free Cash Flow (a)	$38,107	$35,526	$85,289	$87,456

Depreciation and Amortization Expense	$8,074	$8,086	$31,334	$32,390

Balance Sheet Data			Jan. 2, 2021	Dec. 28, 2019
Assets
Cash, Cash Equivalents, and Restricted Cash			$66,640	$68,273
Accounts Receivable, net			91,540	95,740
Inventories			106,814	102,715
Unbilled Revenue			7,576	13,162
Property, Plant, and Equipment, net			84,642	86,032
Intangible Assets			160,965	173,896
Goodwill			351,753	336,032
Other Assets			57,641	63,537
			$927,571	$939,387
Liabilities and Stockholders' Equity
Accounts Payable			$32,264	$45,852
Debt Obligations			227,963	294,717
Other Borrowings			5,511	6,308
Other Liabilities			164,928	165,431
Total Liabilities			430,666	512,308
Stockholders' Equity			496,905	427,079
			$927,571	$939,387

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Kadant Reports Fourth Quarter and Fiscal 2020 Results
February 17, 2021

	Three Months Ended		Twelve Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a,d)	Jan. 2, 2021	Dec. 28, 2019	Jan. 2, 2021	Dec. 28, 2019
Consolidated
Net Income Attributable to Kadant	$16,207	$8,749	$55,196	$52,068
Net Income Attributable to Noncontrolling Interest	174	136	543	496
Provision for Income Taxes	4,210	4,048	17,948	16,358
Interest Expense, Net	1,322	2,557	7,242	12,542
Other Expense, Net (c)	100	6,063	195	6,359
Operating Income	22,013	21,553	81,124	87,823
Impairment and Restructuring Costs (b)	2,053	2,528	2,979	2,528
Acquisition Costs	—	—	485	843
Acquired Backlog Amortization (g)	177	20	544	1,323
Acquired Profit in Inventory (h)	—	—	—	3,549
Adjusted Operating Income (a)	24,243	24,101	85,132	96,066
Depreciation and Amortization	7,897	8,066	30,790	31,067
Adjusted EBITDA (a)	$32,140	$32,167	$115,922	$127,133

Adjusted EBITDA Margin (a,j)	19.1%	17.6%	18.3%	18.0%

Flow Control
Operating Income	$14,170	$12,123	$51,530	$55,343
Restructuring (Income) Costs	(62)	—	659	—
Adjusted Operating Income (a)	14,108	12,123	52,189	55,343
Depreciation and Amortization	1,604	1,780	6,333	6,603
Adjusted EBITDA (a)	$15,712	$13,903	$58,522	$61,946

Adjusted EBITDA Margin (a,j)	26.1%	22.6%	26.0%	24.7%

Industrial Processing
Operating Income	$10,824	$10,769	$42,971	$49,599
Impairment and Restructuring Costs	1,933	2,528	2,138	2,528
Acquisition Costs	—	—	485	—
Acquired Backlog Amortization (g)	83	—	194	—
Adjusted Operating Income (a)	12,840	13,297	45,788	52,127
Depreciation and Amortization	3,371	3,281	12,969	13,012
Adjusted EBITDA (a)	$16,211	$16,578	$58,757	$65,139

Adjusted EBITDA Margin (a,j)	23.5%	21.0%	22.5%	21.6%

Material Handling
Operating Income	$4,034	$6,085	$14,375	$11,600
Restructuring Costs	182	—	182	—
Acquisition Costs	—	—	—	843
Acquired Backlog Amortization (g)	94	20	350	1,323
Acquired Profit in Inventory (h)	—	—	—	3,549
Adjusted Operating Income (a)	4,310	6,105	14,907	17,315
Depreciation and Amortization	2,862	2,946	11,278	11,205
Adjusted EBITDA (a)	$7,172	$9,051	$26,185	$28,520

Adjusted EBITDA Margin (a,j)	18.3%	21.5%	17.7%	18.7%

Corporate
Operating Loss	$(7,015)	$(7,424)	$(27,752)	$(28,719)
Depreciation and Amortization	60	59	210	247
EBITDA (a)	$(6,955)	$(7,365)	$(27,542)	$(28,472)

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Kadant Reports Fourth Quarter and Fiscal 2020 Results
February 17, 2021

(a)	Represents a non-GAAP financial measure.

(b)	The fourth quarter of 2020 includes an intangible asset impairment charge of $1,861 ($1,389 after tax) related to our Industrial Processing segment's timber-harvesting product line and consolidated restructuring costs of $192 ($154 after tax), and the full-year 2020 includes an intangible asset impairment charge of $1,861 ($1,389 after tax) and restructuring costs of $1,118 ($821 after tax). The fourth quarter and full-year of 2019 includes an intangible asset impairment charge of $2,336 ($1,765 after tax) and restructuring costs of $192 ($140 after tax) related to our Industrial Processing segment's timber-harvesting product line.

(c)	Includes a settlement loss of $5,887 ($6,352 after tax) in the three- and twelve-month periods ended December 28, 2019 associated with the termination of defined benefit plans at one of our U.S. operations.

(d)	Reflects our new reportable operating segments announced on April 22, 2020. Prior period information has been recast to conform to the current period presentation.

(e)	Represents the increase (decrease) resulting from the exclusion of an acquisition and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(f)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

(g)	Represents intangible amortization expense associated with acquired backlog.

(h)	Represents expense within cost of revenues associated with amortization of acquired profit in inventory.

(i)	The discrete tax benefit of $1,839, or $0.16 per diluted share, in the fourth quarter of 2019 and $3,338, or $0.29 per diluted share, for the full-year 2019 relates to the exercise of employee stock options, which were significantly higher in these periods than in other comparable reporting periods.

(j)	Calculated as adjusted EBITDA divided by revenue in each period.
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Kadant Reports 2020 Fourth Quarter Results
February 17, 2021

About Kadant
Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with approximately 2,600 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended December 28, 2019 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to the impact of the COVID-19 pandemic on our operating and financial results; adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; our customers’ ability to obtain financing for capital equipment projects; international sales and operations; health epidemics; changes to government regulations and policies around the world; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; cyclical economic conditions affecting the global mining industry; development and use of digital media; currency fluctuations; demand for coal, including economic and environmental risks associated with coal; price increases or shortages of raw materials; dependence on certain suppliers; our acquisition strategy; failure of our information systems or breaches of data security and cybertheft; compliance with government regulations and policies and compliance with laws; implementation of our internal growth strategy; competition; soundness of suppliers and customers; changes in our tax provision or exposure to additional tax liabilities; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; economic conditions and regulatory changes caused by the United Kingdom’s exit from the European Union; our debt obligations; restrictions in our credit agreement and note purchase agreement; substitution of an alternative index for LIBOR; loss of key personnel and effective succession planning; protection of intellectual property; fluctuations in our share price; soundness of financial institutions; environmental laws and regulations; climate change; environmental, health and safety laws and regulations; adequacy of our insurance coverage; anti-takeover provisions; and reliance on third-party research.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
media@kadant.com

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